Exhibit 99.1
PROS Holdings, Inc. Reports Third Quarter 2009
Financial Results
•	Third quarter total revenue of $16.5 million.

•	GAAP income from operations of $1.1 million, net income of $0.8 million or $0.03 per diluted share for the third quarter.

•	Non-GAAP income from operations of $2.6 million, net income of $1.9 million or $0.07 per diluted share for the third quarter, at the high end of our guided range.

•	Cash and cash equivalents of $55.9 million, no debt and $4.7 million of positive cash flow from operations for the nine months ended September 30, 2009.
Houston, Texas — November 5, 2009 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and margin optimization science and software, today announced financial results for the third quarter ended September 30, 2009.
Total revenue for the third quarter of 2009 was $16.5 million, at the high end of the company’s guided range. License and implementation revenue was $10.3 million and maintenance and support revenue was $6.2 million.
Bert Winemiller, Chairman and CEO, stated, “We are pleased with our financial performance in the third quarter of 2009, as revenue and non-GAAP EPS met the high end of our guidance. We believe the market for Pricing and Margin Optimization software is in the early innovator stage, market penetration is in the low single digits and more companies will turn to proven science-based pricing and margin optimization solutions in the future and shift to science-based pricing from spreadsheets and current destructive pricing practices. The company continues to be prudent about our spending in this economy but with a strong balance sheet, we are in a unique position to invest in our people, products, processes and sales and marketing to drive our science and product innovation and improve our relative competitive position. We remain focused on our strategic goals of delivering significant value to our customers early in our implementations with an increasing ROI over time and low Total Cost of Ownership. While the macro economy continues to be challenging and forecasting for the longer-term remains difficult, we believe interest in PROS science-based Pricing and Margin Optimization software continues to increase as sales related activity levels continue to be very good with increasing participation by prospects at our sales events and webcasts.”
For the quarter ended September 30, 2009, PROS reported income from operations, in accordance with generally accepted accounting principles (“GAAP”), of $1.1 million compared with $3.4 million in the third quarter of 2008. GAAP net income in the quarter was $0.8 million, or $0.03 per diluted share, at the high end of its guided range, compared with $2.4 million, or $0.09 per diluted share, in the third quarter of 2008.
For the quarter ended September 30, 2009, non-GAAP income from operations was $2.6 million compared with $4.4 million for the same period in 2008. Non-GAAP net income was $1.9 million, or $0.07 per diluted share, at the high end of the Company’s guided range, compared with non-GAAP net income of $3.0 million, or $0.12 per diluted share, in the third quarter of 2008. These non-GAAP results in the third quarter of 2009 and 2008 exclude $1.5 million and $1.0 million, respectively, of stock based compensation charges.
The effective tax rate was approximately 29% for the three months ended September 30, 2009 compared to an effective tax rate of approximately 35% for the three months ended September 30, 2008. The change in the tax rates was entirely due to the timing of the reinstatement of the Research and Experimentation (“R&E”) tax credit which was not signed into law until October 2008. As a result, PROS recorded the full benefit of the R&E tax credit for 2008 in the fourth quarter of 2008.
Charles Murphy, Executive Vice President and CFO, stated, “With the continuing uncertainty of the global recession, we are very pleased with our operating results for the third quarter. Even in this challenging economy, we were able to maintain a good level of profitability and continued positive cash flow. Our strong balance sheet, history of profitability and positive cash flow positions us positively as customers consider vendor viability when making a purchasing decision. Although we believe it is too early to discern a significant change in our business environment, our business trends have been showing signs of stabilizing and we are pleased that based on our fourth quarter guidance we expect a modest increase in revenue over the third quarter. Also, the strength of our balance sheet positions us to achieve our objectives with $56 million in cash, $50 million in working capital and no debt.” The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the three and nine months ended September 30, 2009 and 2008.
Financial Outlook
Based on information as of today, PROS is providing the following outlook for the fourth quarter of 2009:
Fourth Quarter of Fiscal Year 2009:
•	The Company expects total revenue in the range of $16.6 million to $17.0 million.

•	The Company is projecting GAAP income from operations of $0.9 million to $1.3 million and GAAP diluted earnings per share of $0.02 to $0.03. Earnings per share are based on an estimated weighted average of 26.8 million diluted shares outstanding.

•	The Company is projecting non-GAAP income from operations of $2.3 million to $2.7 million and non-GAAP diluted earnings per share of $0.06 to $0.07. Non-GAAP income from operations for the fourth quarter excludes estimated stock based compensation charges of approximately $1.5 million.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on November 5, 2009, at 4:30 p.m. (EST) to discuss the company’s financial results. To access this call, dial (866) 362-4820 (domestic) or (617) 597-5345 (international). The pass code for the call is 89663026. Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 29074711. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and margin optimization software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions. PROS provides professional services to configure its software products to meet the specific pricing needs of each customer. PROS has implemented over 200 solutions across a range of industries in more than 40 countries.
Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 350 employees, more than 100 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.
Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ future financial performance, penetration and expansion into target markets, product development, the demand for PROS solutions, the performance of PROS solutions, and the predictability of the PROS business. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) the risk that the continued slowdown in the economy has on PROS’ sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (c) PROS’ ability to develop and sell new products and product enhancements with the required functionality desired, (d) the ability of the market for enterprise pricing and margin optimization software to grow, (e) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business which it historically has provided, (f) PROS’ ability to maintain its current level of gross margins, (g) PROS’ ability to maintain historical maintenance renewal rates, (h) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (i) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements and (j) the impact of currency fluctuations on our results of operations. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance. PROS believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results. As noted, the non-GAAP financial measures discussed above are equity-based compensation charges for the three and nine months ended September 30, 2009 of $1.5 million and $4.0 million, respectively, pursuant to GAAP stock based compensation.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.
Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com
Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
Assets:
Current assets:
Cash and cash equivalents	$55,937	$51,979
Accounts and unbilled receivables, net of allowance of $1,900	20,050	16,552
Prepaid and other current assets	4,622	3,238

Total current assets	80,609	71,769
Property and equipment, net	3,055	2,901
Other long term assets, net	2,241	2,297

Total assets	$85,905	$76,967

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,200	$1,088
Accrued liabilities	3,158	3,293
Accrued payroll and other employee benefits	4,146	4,493
Deferred revenue	17,541	16,288
Other current liabilities	4,866	4,866

Total current liabilities	30,911	30,028
Long-term deferred revenue	2,826	3,187

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,141,749 and 30,095,846 shares issued, respectively, 25,724,164 and 25,678,261 shares outstanding, respectively	30	30
Additional paid-in capital	61,760	57,668
Treasury stock 4,417,585 common shares, at cost	(13,938)	(13,938)
Retained earnings (deficit)	4,316	(8)

Total stockholders’ equity	52,168	43,752

Total liabilities and stockholders’ equity	$85,905	$76,967

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Revenue:
License and implementation	$10,276	$13,699	$33,404	$39,880
Maintenance and support	6,234	5,592	18,458	15,943

Total revenue	16,510	19,291	51,862	55,823

Cost of revenue:
License and implementation	3,065	3,813	10,422	10,822
Maintenance and support	1,226	1,056	3,606	3,295

Total cost of revenue	4,291	4,869	14,028	14,117

Gross profit	12,219	14,422	37,834	41,706
Gross margin	74.0%	74.8%	73.0%	74.7%

Operating expenses:
Selling, general and administrative	5,954	5,787	17,019	16,505
Research and development	5,177	5,242	14,999	15,073

Total operating expenses	11,131	11,029	32,018	31,578

Income from operations	1,088	3,393	5,816	10,128

Other income:
Interest income	30	261	177	985

Income before income tax provision	1,118	3,654	5,993	11,113
Income tax provision	320	1,295	1,669	3,941

Net income	$798	$2,359	4,324	7,172

Net earnings attributable to common stockholders per share:
Basic	$0.03	$0.09	$0.17	$0.27
Diluted	$0.03	$0.09	$0.16	$0.27

Weighted average number of shares:
Basic	25,718,342	26,186,582	25,702,736	26,187,677
Diluted	26,397,958	26,339,721	26,395,131	26,513,549

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — RECONCILIATION
OF GAAP TO NON-GAAP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Net income	$798	$2,359	$4,324	$7,172

GAAP stock based compensation:
Cost of revenue	229	141	640	463
Selling, general and administrative	804	574	2,127	1,564
Research and development	438	329	1,254	910

Total operating expenses	1,471	1,044	4,021	2,937

Tax impact of stock based compensation	(413)	(370)	(1,119)	(1,042)

Total Non-GAAP tax impact	(413)	(370)	(1,119)	(1,042)

Non-GAAP net income	$1,856	$3,033	$7,226	$9,067

Basic	$0.07	$0.12	$0.28	$0.35
Diluted	$0.07	$0.12	$0.27	$0.34

Shares used in computing net income per common share:
Basic	25,718,342	26,186,582	25,702,736	26,187,677
Diluted	26,397,958	26,339,721	26,395,131	26,513,549

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — RECONCILIATION
OF GAAP TO NON-GAAP
(Dollars in thousands)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Income from operations	$1,088	$3,393	$5,816	$10,128

GAAP stock based compensation	1,471	1,044	4,021	2,937

Non-GAAP income from operations	$2,559	$4,437	$9,837	$13,065

Non-GAAP income from operations %	15.5%	23.0%	19.0%	23.4%

GAAP — gross profit	$12,219	$14,422	$37,834	$41,706

GAAP stock based compensation	229	141	640	463

Non-GAAP gross profit	$12,448	$14,563	$38,474	$42,169

Non-GAAP gross margin	75.4%	75.5%	74.2%	75.5%

GAAP — cost of license and implementation	$3,065	$3,813	$10,422	$10,822

GAAP stock based compensation	229	141	640	463

Non- GAAP — cost of license and implementation	$2,836	$3,672	$9,782	$10,359

Non-GAAP cost license and implementation margin	72.4%	73.2%	70.7%	74.0%

GAAP — selling, general and administrative	$5,954	$5,787	$17,019	$16,505

GAAP stock based compensation	804	574	2,127	1,564

Non- GAAP — selling, general and administrative	$5,150	$5,213	$14,892	$14,941

GAAP — research and development	$5,177	$5,242	$14,999	$15,073

GAAP stock based compensation	438	329	1,254	910

Non- GAAP — research and development	$4,739	$4,913	$13,745	$14,163

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Nine Months
	Ended September 30,
	2009	2008
Operating activities:
Net income	$4,324	$7,172
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	952	967
Stock based compensation	4,022	2,937
Deferred income taxes	89	(158)
Provision for doubtful accounts	36	350
Changes in operating assets and liabilities:
Accounts receivable	(1,398)	(5,573)
Unbilled receivables	(1,789)	(1,802)
Prepaid expenses and other	(1,416)	353
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(1,042)	(329)
Deferred revenue	892	3,419

Net cash provided by operating activities	4,670	7,336

Investing activities:
Purchases of property and equipment	(782)	(1,131)

Net cash used in investing activities	(782)	(1,131)

Financing activities:
Proceeds from the exercise of stock options	70	279
Secondary offering costs	—	(110)
Purchase of treasury stock	—	(2,700)

Net cash provided by (used in) financing activities	70	(2,531)

Net increase in cash and cash equivalents	3,958	3,674
Cash and cash equivalents:
Beginning of period	51,979	44,378

End of period	$55,937	$48,052